CONTRIBUTION AND EXCHANGE AGREEMENT

This CONTRIBUTION AND EXCHANGE AGREEMENT (this “Agreement”), is made and entered into as of April 15, 2014, by and between New York Recovery Operating Partnership, L.P., a Delaware limited partnership (the “Operating Partnership”), and New York Recovery Advisors, LLC, a Delaware limited liability company (the “Advisor”).

WHEREAS, the Operating Partnership is the operating subsidiary of New York REIT, Inc., a Maryland corporation (the “REIT”), and the REIT is the sole general partner thereof.

WHEREAS, on the date of this Agreement, the REIT is listing its shares of common stock, $0.01 par value per share, on a national securities exchange (the “Listing”).

WHEREAS, in connection with a Listing, the Advisor, as the holder of Class B Units in the Operating Partnership has the right, pursuant to Section 16.04(b) of the Third Amended and Restated Agreement of Limited Partnership of the Operating Partnership, dated as of November 12, 2012, and as amended up to but not including the date hereof (the “Partnership Agreement”), to make capital contributions to the Operating Partnership in exchange for a number of OP Units in the Operating Partnership (“OP Units”).

WHEREAS, the Advisor has chosen to make a capital contribution to the Operating Partnership in an amount, and for a number of OP Units, to be agreed to in good faith by the Operating Partnership and the Advisor.

WHEREAS, the parties hereto desire to consummate the contribution and exchange in accordance with the terms set forth below.

NOW, THEREFORE, in consideration of the foregoing and the representations, warranties, covenants and other terms contained in this Agreement, the parties hereto, intending to be legally bound hereby, agree as follows:

ARTICLE I.
CONTRIBUTION AND EXCHANGE

Section 1.1.  CONTRIBUTION TRANSACTIONS.  The Advisor hereby agrees to contribute $750,000.00 in cash (the “Cash Consideration”) to the Operating Partnership in exchange for the consideration set forth in Section 1.2 with such contribution effective on the date of this Agreement immediately prior to the amendment and restatement of the Partnership Agreement on the date hereof (the “Amended Partnership Agreement”).

Section 1.2.  CONSIDERATION.  The Advisor hereby irrevocably agrees to accept, in exchange for the Cash Consideration, a number of OP Units equal to 83,333, with an aggregate value equivalent to the Cash Consideration.

Section 1.3.  ISSUANCE OF OP UNITS.  The Operating Partnership shall, in exchange for the Cash Consideration contributed by the Advisor, issue to the Advisor a number of OP Units equal to 83,333, with an aggregate value equivalent to the Cash Consideration.  No fractional OP Units shall be issued pursuant to this Agreement.  The ownership of such OP Units by the Advisor shall be reflected in the Amended Partnership Agreement.

Section 1.4.  TAX TREATMENT OF THE EXCHANGE.  The parties hereto intend and agree to treat, for U.S. federal income tax purposes, the contribution of the Cash Consideration in exchange for OP Units effectuated pursuant to this Agreement as contributions to a partnership pursuant to Section 721 of the Internal Revenue Code of 1986, as amended, and no party shall maintain any position to the contrary on any tax return or otherwise.  Furthermore, the parties hereto intend and agree that, consistent with the definition of “Gross Asset Value” contained in the Partnership Agreement, the contribution by the Advisor of the Cash Consideration in exchange for OP Units pursuant to the terms of this Agreement is a “book-up” event pursuant to which the Gross Asset Value of the Operating Partnership’s assets should be adjusted to reflect the relative economic interests of the Partners, and that such adjustment in Gross Asset Value of the Operating Partnership’s assets shall result in a corresponding adjustment, if any, to the Capital Accounts of the Partners including, for the avoidance of doubt, the Capital Account of the Advisor.

ARTICLE II.
REPRESENTATIONS AND WARRANTIES OF THE OPERATING PARTNERSHIP

The Operating Partnership hereby represents, warrants and agrees with the Advisor that:

Section 2.1.  ORGANIZATION; AUTHORITY.  The Operating Partnership is a limited partnership duly organized, validly existing and in good standing under the laws of the State of Delaware.  The Operating Partnership has all requisite power and authority to enter this Agreement and to carry out the transactions contemplated hereby, and to own, lease or operate its property and to carry on its business as presently conducted and, to the extent required under applicable law, is qualified to do business and is in good standing in each jurisdiction in which the nature of its business or the character of its property make such qualification necessary, other than in such jurisdictions where the failure to be so qualified would not have a material adverse effect on the financial condition or results of operations of the Operating Partnership.

Section 2.2.  DUE AUTHORIZATION.  The execution, delivery and performance of this Agreement by the Operating Partnership have been duly and validly authorized by all necessary action of the Operating Partnership.  This Agreement and each agreement, document and instrument executed and delivered by or on behalf of the Operating Partnership pursuant to this Agreement constitute, or when executed and delivered will constitute, the legal, valid and binding obligation of the Operating Partnership, each enforceable against the Operating Partnership in accordance with its terms, subject to applicable bankruptcy, insolvency, moratorium or other similar laws relating to creditors’ rights and general principles of equity.

Section 2.3.  CONSENTS AND APPROVALS.  No consent, waiver, approval or authorization of, or filing with, any Person or governmental authority or under any applicable laws is required to be obtained by the Operating Partnership in connection with the execution, delivery and performance of this Agreement and the transactions contemplated hereby.

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Section 2.4.  NO VIOLATION.  None of the execution, delivery or performance of this Agreement, any agreement contemplated hereby between the parties to this Agreement and the transactions contemplated hereby between the parties to this Agreement does or will, with or without the giving of notice, lapse of time, or both, violate, conflict with, result in a breach of, or constitute a default under (a) the organizational documents of the Operating Partnership, (b) any term or provision of any judgment, order, writ, injunction, or decree binding on the Operating Partnership, or (c) any other material agreement to which the Operating Partnership is a party.

Section 2.5.  VALIDITY OF OP UNITS.  The issuance of the OP Units to the Advisor pursuant to this Agreement will have been duly authorized by the Operating Partnership and, when issued against the consideration therefor, will be validly issued by the Operating Partnership, free and clear of all Liens (other than Liens created by the Partnership Agreement).

ARTICLE III.
REPRESENTATIONS AND WARRANTIES OF THE ADVISOR

The Advisor hereby represents, warrants and agrees with the Operating Partnership that:

Section 3.1.  ORGANIZATION; AUTHORITY.  The Advisor is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Delaware.  The Advisor has all requisite power and authority to enter this Agreement and to carry out the transactions contemplated hereby, and to own, lease or operate its property and to carry on its business as presently conducted and, to the extent required under applicable law, is qualified to do business and is in good standing in each jurisdiction in which the nature of its business or the character of its property make such qualification necessary, other than in such jurisdictions where the failure to be so qualified would not have a material adverse effect on the financial condition or results of operations of the Advisor.

Section 3.2.  DUE AUTHORIZATION.  The execution, delivery and performance of this Agreement by the Advisor have been duly and validly authorized by all necessary action of the Advisor.  This Agreement and each agreement, document and instrument executed and delivered by or on behalf of the Advisor pursuant to this Agreement constitute, or when executed and delivered will constitute, the legal, valid and binding obligation of the Advisor, each enforceable against the Advisor in accordance with its terms, subject to applicable bankruptcy, insolvency, moratorium or other similar laws relating to creditors’ rights and general principles of equity.

Section 3.3.  CONSENTS AND APPROVALS.  No consent, waiver, approval or authorization of, or filing with, any Person or governmental authority or under any applicable laws is required to be obtained by the Advisor in connection with the execution, delivery and performance of this Agreement and the transactions contemplated hereby.

Section 3.4.  NO VIOLATION.  None of the execution, delivery or performance of this Agreement, any agreement contemplated hereby between the parties to this Agreement and the transactions contemplated hereby between the parties to this Agreement does or will, with or without the giving of notice, lapse of time, or both, violate, conflict with, result in a breach of, or constitute a default under (a) the organizational documents of the Advisor, (b) any term or provision of any judgment, order, writ, injunction, or decree binding on the Advisor, or (c) any other material agreement to which the Advisor is a party.

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ARTICLE IV.
GENERAL PROVISIONS

Section 4.1.  DEFINITIONS.  Capitalized terms used herein that are not otherwise defined herein shall have the meaning ascribed to them in the Partnership Agreement.

Section 4.2.  COUNTERPARTS.  This Agreement may be executed in counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each party and delivered to each other party.

Section 4.3.  ENTIRE AGREEMENT; THIRD-PARTY BENEFICIARIES.  This Agreement, including, without limitation, the exhibits and schedules hereto, constitute the entire agreement and supersede each prior agreement and understanding, whether written or oral, among the parties regarding the subject matter of this Agreement.  This Agreement is not intended to confer any rights or remedies on any Person other than the parties hereto.

Section 4.4.  GOVERNING LAW.  This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York, regardless of any Laws that might otherwise govern under applicable principles of conflicts of laws thereof.

Section 4.5.  ASSIGNMENT.  This Agreement shall be binding upon, and shall be enforceable by and inure to the benefit of, the parties hereto and their respective heirs, legal representatives, successors and assigns; provided, however, that this Agreement may not be assigned (including by operation of law) by either party without the prior written consent of the other party and any attempted assignment without such consent shall be null and void and of no force and effect.

Section 4.6.  JURISDICTION.  The parties hereto hereby (a) submit to the exclusive jurisdiction of any state or federal court sitting in Borough of Manhattan, City of New York, State of New York, with respect to any dispute arising out of this Agreement or any transaction contemplated hereby to the extent such courts would have subject matter jurisdiction with respect to such dispute, and (b) irrevocably waive, and agree not to assert by way of motion, defense, or otherwise, in any such action, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution, that the action is brought in an inconvenient forum, or that the venue of the action is improper.

Section 4.7.  SEVERABILITY.  Each provision of this Agreement will be interpreted so as to be effective and valid under applicable law, but if any provision is held invalid, illegal or unenforceable under applicable law in any jurisdiction, then such invalidity, illegality or unenforceability will not affect any other provision, and this Agreement will be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been included herein.

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Section 4.8.  DESCRIPTIVE HEADINGS.  The descriptive headings herein are inserted for convenience only and are not intended to be part of or to affect the meaning or interpretation of this Agreement.

Section 4.9.  NO PERSONAL LIABILITY CONFERRED.  This Agreement shall not create or permit any personal liability or obligation on the part of any officer, director, partner, member, employee or shareholder of the parties hereto.

Section 4.10.  FURTHER ASSURANCES.  Each of the parties shall, without further consideration, take such action and execute and deliver such documents as may be necessary to carry out this Agreement.

Section 4.11.  AMENDMENTS.  This Agreement may be amended, supplemented or otherwise modified only by written instrument signed by all the parties hereto.

[SIGNATURE PAGE FOLLOWS]

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be signed by their respective duly authorized officers or representatives as of the date first written above.

NEW YORK RECOVERY OPERATING PARTNERSHIP, L.P.

By:	NEW YORK REIT, INC., Its general partner

By:	/s/ Nicholas S. Schorsch
Name: Nicholas S. Schorsch
Title: Chief Executive Officer and
Chairman of the Board of Directors

NEW YORK RECOVERY ADVISORS, LLC

By:	New York Recovery Special Limited Partnership, LLC its
Member

By:	American Realty Capital III, LLC
its Managing Member

By:	/s/ William M. Kahane
Name:	William M. Kahane
Title:	Authorized Signatory

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